                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     July 23, 1999

                             EPL Technologies, Inc.
             (Exact name of registrant as specified in its charter)


Colorado                          0 - 28444                    84-0990658
--------                          ---------                    ----------
(State or other jurisdiction     (Commission                 (IRS Employer
of incorporation)                File Number)               Identification No.)



2 International Plaza, Suite 245, Philadelphia, PA                 19113
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code    (610) 521-4400


                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM   2.   DISPOSITION OF ASSETS

        On July 23, 1999 the Company completed the sale and leaseback of the land and buildings at its Spanish trading subsidiary, Fabbri Artes Graficas Valencia S.A., to take advantage of the opportunity to raise further capital. The arms length transaction was completed with Apex 2000 Grupo Iberdrola, a party unrelated to the Company or any of its affiliates or associates. The Company raised gross proceeds, before costs and taxes, of PTS800,000,000 (approximately $5,000,000). The Company will use the proceeds to pay down some of its existing debt (estimated at up to $1,500,000) and otherwise for working capital and other purposes. For tax reporting purposes, the Company expects to record a pretax profit of approximately $2,600,000 on this disposal. The tax on this profit can be deferred for up to 10 years under Spanish tax rules. For financial reporting purposes, the gain will be recognized substantially over the eight year life of the lease. In relation to this transaction, the Company terminated the credit facility of $3,000,000 that it had had since March 1999 with a UK asset management and investment advisory firm.

        On July 30, 1999 Bruce M Crowell, Vice-President and Chief Financial Officer, left the Company by mutual consent to pursue other interests. The Company believes that most of Mr Crowell's duties can be covered by current staff and in the interim Timothy B Owen, who has been with the Company for a number of years, most recently as Treasurer, will serve as acting Chief Financial Officer.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

        a)               Not Applicable

        b)               Not Applicable

        c)               Not Applicable

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : August 4, 1999                        EPL Technologies, Inc.


                                              By:    /s/Paul L. Devine
                                                     -----------------
                                                     Paul L. Devine
                                                     Chairman and President